LSB INDUSTRIES, INC.
                   16 SOUTH PENNSYLVANIA AVENUE
                       POST OFFICE BOX 754
                     OKLAHOMA CITY, OK  73101
                        FAX:  405-235-5067

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD JUNE 25, 1998




To the Stockholders of
LSB INDUSTRIES, INC.


     The Annual Meeting of the Stockholders of LSB Industries, Inc. (the "Company") will take place at the Company's financial center located at 4000 Northwest 39th Expressway, Oklahoma City, Oklahoma, on Thursday, June 25, 1998, at 11:30 a.m. (CST), for the purpose of considering and acting upon the following matters:

     (1)  The election of 4 nominees to the Board of Directors;

     (2)  The approval of the selection of independent auditors;

     (3) Any other business which properly may come before the meeting or any adjournment of the meeting.

     The Board of Directors has fixed the close of business on May 15, 1998, as the record date for the determination of holders of the voting common stock and voting preferred stock of the Company entitled to receive notice of, and to vote at, the Annual Meeting.

     To ensure the presence of a quorum at the Annual Meeting, please sign and promptly return the enclosed Proxy Card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States.

     The Company is distributing its 1997 Annual Report to
Stockholders with the enclosed proxy soliciting material.

                              By order of the Board of Directors

                              David M. Shear
                              Secretary

Oklahoma City, Oklahoma
May 26, 1998



                              1


                       LSB INDUSTRIES, INC.
                      16 SOUTH PENNSYLVANIA
                       POST OFFICE BOX 754
                     OKLAHOMA CITY, OK  73101

                        PROXY STATEMENT FOR
                   ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD JUNE 25, 1998

                        SOLICITATION OF PROXIES


SOLICITATION.
-------------

  This Proxy Statement is solicited on behalf of the Board of Directors of LSB Industries, Inc. (the "Company") and is hereby furnished to the stockholders of the Company to solicit their proxies for use at the Annual Meeting of Stockholders to take place on Thursday, June 25, 1998 at 11:30 a.m. at the Company's financial center located at 4000 Northwest 39th Expressway, Oklahoma City, Oklahoma 73112 (the "Annual Meeting"). The Company may use the services of its directors, officers, and employees to solicit proxies personally or by telephone, without additional compensation therefore. The Company will bear all of the costs of preparing, printing, assembling, and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies. The Company has also retained the services of Corporate Investor Communications, Inc., to aid in the solicitation of proxies for a fee of $3,000, plus reasonable out-of-pocket expenses incurred by them.

REIMBURSEMENT OF EXPENSES.
--------------------------

  The Company will reimburse any bank, broker-dealer, or other custodian, nominee, or fiduciary for its reasonable expenses incurred in completing the mailing of proxy materials to the beneficial owners of the Company's voting Common Stock and voting Preferred Stock.

REVOCATION OF PROXY.
--------------------

  Any stockholder giving his or her proxy may revoke it at any time before its exercise by notifying the Secretary of the Company, by facsimile or in writing.

MAILING OF PROXY STATEMENT AND PROXY CARD.
------------------------------------------

  This Proxy Statement and the Proxy Card are being first sent to the stockholders of the Company on or about May 26, 1998.

STOCKHOLDER PROPOSALS.
---------------------

  In order for the Company to include a stockholder proposal in the proxy materials for the Company's 1998 Annual Meeting of Stockholders, a stockholder must deliver the proposal in writing to the Secretary of the Company no later than January 26, 1999.


                              2

               SECURITIES AND PRINCIPAL HOLDERS


RECORD DATE AND VOTING SECURITIES.
----------------------------------

  Only the record holders of shares of the voting Common Stock and voting Preferred Stock of the Company as of the close of business on May 15, 1998 (the "Record Date"), will have the right to receive notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had the following shares of voting Common Stock and voting Preferred Stock issued and outstanding; (a) 12,623,026 shares of Common Stock (excluding 2,482,590 shares held in treasury); (b) 1,539 shares of Convertible Noncumulative Preferred Stock; and (c) 20,000 shares of Series B 12% Cumulative Convertible Preferred Stock. Each stockholder of record, as of the Record Date, will have one vote for each share of voting Common Stock and voting Preferred Stock of the Company (or one-half of one vote for each fractional one-half share of the Convertible Noncumulative Preferred Stock) that the stockholder owned as of the Record Date. All shares of voting Common Stock and voting Preferred Stock will vote together as a single class on all matters coming before the Annual Meeting, and a majority of all of the outstanding shares of voting Common Stock and voting Preferred Stock of the Company, represented as a single class, entitled to notice of, and to vote at, the Annual Meeting, represented in person or by proxy, will constitute a quorum for the meeting.

     Pursuant to the General Corporation Law of the State of Delaware, only votes cast "For" a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether he votes "For", "Against", "Abstains" or "Withholds" as to a particular matter shall be considered as a vote "For" that matter. Votes will be tabulated by an inspector of election appointed by the Company's Board of Directors. Votes in which the stockholder specifies that he is "Withholding" or "Abstaining" from voting are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes "For" a particular matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.
------------------------------------------------

  The following table shows the total number and percentage of the outstanding shares of the Company's voting Common Stock and voting Preferred Stock beneficially owned as of the close of business on the Record Date, with respect to each person (including any "group" as used in Section 13(d)(3) of the Securities Act of 1934, as amended) that the Company knows to have beneficial ownership of more than five percent (5%) of the Company's voting Common Stock and voting Preferred Stock. A person is deemed to be the beneficial owner of voting shares of Common Stock of the Company which he or she could acquire within sixty (60) days of the Record Date.


                              3

     Because of the requirements of the Securities and Exchange Commission as to the method of determining the amount of shares an individual or entity may beneficially own, the amounts shown below for an individual or entity may include shares also considered beneficially owned by others.

                                                  Amounts
Name and Address               Title             of Shares            Percent
      of                        of              Beneficially             of
Beneficial Owner               Class              Owned(1)             Class
----------------             ---------          ------------          --------

Jack E. Golsen and            Common            3,900,568 (3)(5)(6)     29.0%
members of his family(2)      Voting Preferred     20,000 (4)(6)        92.7%

Riverside Capital
Advisors, Inc. (7)            Common            1,467,397 (7)           10.4%

Ryback Management
Corporation                   Common            1,835,063 (8)           12.7%

Dimensional Fund
Advisors, Inc.                Common              748,800 (9)            5.9%

Wynnefield Partners Small
Cap Value, L.P. and
Nelson Obus(10)               Common              975,000 (10)           7.7%
---------------------------------------

     (1) The Company based the information, with respect to beneficial ownership, on information furnished by the above-named individuals or entities or contained in filings made with the Securities and Exchange Commission or the Company's records.

     (2) Includes Jack E. Golsen and the following members of his family: wife, Sylvia H. Golsen; son, Barry H. Golsen (a Director, Vice Chairman of the Board of Directors, and President of the Climate Control Business of the Company); son, Steven J. Golsen (executive officer of several subsidiaries of the Company); and daughter, Linda F. Rappaport. The address of Jack
E. Golsen, Sylvia H. Golsen, Barry H. Golsen, and Linda F. Rappaport is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107; and Steven J. Golsen's address is 7300 SW 44th Street, Oklahoma City, Oklahoma 73179.

     (3) Includes (a) the following shares over which Jack E. Golsen ("J. Golsen") has the sole voting and dispositive power:
(i) 109,028 shares that he owns of record, (ii) 99,000 shares that he has the right to acquire within sixty (60) days under a non-qualified stock option, (iii) 4,000 shares that he has the right to acquire upon conversion of a promissory note, (iv) 133,333 shares that he has the right to acquire upon the conversion of 4,000 shares of the Company's Series B 12%


                               4


 Cumulative Convertible Preferred Stock (the "Series B Preferred") owned of record by him, (v) 10,000 shares owned of record by the MG Trust, of which he is the sole trustee, and (vi) 20,000 shares that he has the right to acquire within the next sixty (60) days under the Company's stock option plans; (b) 1,052,250 shares owned of record by Sylvia H. Golsen, over which she and her husband, J. Golsen share voting and dispositive power; (c) 246,616 shares over which Barry H. Golsen ("B. Golsen") has the sole voting and dispositive power, 533 shares owned of record by B. Golsen's wife, over which he shares the voting and dispositive power, and 21,000 shares that he has the right to acquire within the next sixty (60) days under the Company's stock option plans; (d) 206,987 shares over which Steven J. Golsen ("S. Golsen") has the sole voting and dispositive power and 17,000 shares that he has the right to acquire within the next sixty (60) days under the Company's stock option plans; (e) 222,460 shares held in trust for the grandchildren of J. Golsen and Sylvia H. Golsen of which B. Golsen, S. Golsen and Linda F. Rappaport ("L. Rappaport") jointly or individually are trustees; (f) 82,552 shares owned of record by L. Rappaport, over which L. Rappaport has the sole voting and dispositive power; (g) 1,042,699 shares owned of record by SBL Corporation ("SBL"), 39,177 shares that SBL has the right to acquire upon conversion of 9,050 shares of the Company's non-voting $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 (the "Series 2 Preferred"), and 400,000 shares that SBL has the right to acquire upon conversion of 12,000 shares of Series B Preferred owned of record by SBL, and (h) 60,600 shares owned of record by Golsen Petroleum Corporation ("GPC"), which is a wholly-owned subsidiary of SBL, and 133,333 shares that GPC has the right to acquire upon conversion of 4,000 shares of Series B Preferred owned of record by GPC. SBL is wholly-owned by Sylvia
H. Golsen (40% owner), B. Golsen (20% owner), S. Golsen (20% owner), and L. Rappaport (20% owner) and, as a result, SBL, J. Golsen, Sylvia H. Golsen, B. Golsen, S. Golsen, and L. Rappaport share the voting and dispositive power of the shares beneficially owned by SBL. SBL's address is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107.

     (4) Includes: (a) 4,000 shares of Series B Preferred owned of record by J. Golsen, over which he has the sole voting and dispositive power; (b) 12,000 shares of Series B Preferred owned of record by SBL; and (c) 4,000 shares owned of record by SBL's wholly-owned subsidiary, GPC, over which SBL, J. Golsen, Sylvia
H. Golsen, B. Golsen, S. Golsen, and L. Rappaport share the voting and dispositive power.

     (5) Does not include 124,350 shares of Common Stock that L. Rappaport's husband owns of record and 17,000 shares which he has the right to acquire within the next sixty (60) days under the Company's stock option plans, all of which L. Rappaport disclaims beneficial ownership. Does not include 219,520 shares of Common Stock owned of record by certain trusts for the benefit of B. Golsen, S. Golsen, and L. Rappaport over which B. Golsen, S.


                              5


Golsen and L. Rappaport have no voting or dispositive power.
Heidi Brown Shear, an officer of the Company and the niece of J.
Golsen, is the Trustee of each of these trusts.

     (6) J. Golsen disclaims beneficial ownership of the shares that B. Golsen, S. Golsen, and L. Rappaport each have the sole voting and investment power over as noted in footnote (3) above.
B. Golsen, S. Golsen, and L. Rappaport disclaim beneficial ownership of the shares that J. Golsen has the sole voting and investment power over as noted in footnotes (3) and (4) and the shares owned of record by Sylvia H. Golsen. Sylvia H. Golsen disclaims beneficial ownership of the shares that J. Golsen has the sole voting and dispositive power over as noted in footnotes
(3) and (4) above.

     (7) Riverside Capital Advisors, Inc. ("Riverside") has advised the Company that it owns 341,255 shares of Series 2 Preferred that is convertible into 1,467,397 shares of Common Stock. Riverside further advised the Company that it has voting and dispositive power over such shares as a result of Riverside having full discretionary investment authority over customers' accounts to which it provides investment services. The address of Riverside is 1650 Southeast 17th Street Causeway, Fort Lauderdale, Florida 33316.

     (8) Ryback Management Corporation ("Ryback") is the Investment Company Advisor for Lindner Dividend Fund, a registered investment company, which owns 423,900 shares of Series 2 Preferred that is convertible into 1,835,063 shares of Common Stock. Ryback has sole voting and dispositive power over these shares. The address of Ryback is 7711 Corondelet Avenue, Suite 700, St. Louis, Missouri 63105.

     (9) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 748,800 shares of the Company's Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

     (10) Wynnefield Partners Small Cap Value, L.P. ("Wynnefield"), together with Wynnefield Partners Small Cap Value, L.P. I ("Wynnefield I"), Channel Partnership II, L.P.("Channel"), Wynnefield Value Offshore Fund, Ltd. ("Wynnefield Offshore"), and Nelson Obus, an individual ("Obus") (collectively, the Wynnefield Group"), filed a joint group
Schedule 13D, as amended. The Schedule 13D, as amended, states that Wynnefield has sole voting and dispositive power over 458,720 shares; Wynnefield I


                              6


has sole voting and dispositive power over 308,180 shares; Channel has sole voting and dispositive power over 24,000 shares; Wynnefield Offshore has sole voting and dispositive power over 164,100 shares, and Obus has sole voting and dispositive power over 20,000 shares. However, Obus has advised the Company that he possesses voting control over the 975,000 shares officially owned by the Wynnefield Group. The address of Wynnefield and Obus is One Penn Plaza, Suite 4720, New York, New York 10119.

     SECURITY OWNERSHIP OF MANAGEMENT.
     ---------------------------------

  The following table sets forth information obtained from the directors and nominees to be elected as a director of the Company and the directors, nominees and executive officers of the Company as a group as to their beneficial ownership of the Company's voting Common Stock and voting Preferred Stock as of the Record Date.

     Because of the requirements of the Securities and Exchange Commission as to the method of determining the amount of shares an individual or entity may own beneficially, the amount shown below for an individual may include shares also considered beneficially owned by others. Any shares of stock which a person does not own, but which he or she has the right to acquire within sixty (60) days of the Record Date, are deemed to be outstanding for the purpose of computing the percentage of outstanding stock of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

                                           Amounts of
                                             Shares
   Name of              Title of          Beneficially      Percent of
Beneficial Owner         Class               Owned             Class
----------------        --------          ------------      ----------

Raymond B. Ackerman      Common               11,000(2)          *

Robert C. Brown, M.D.   Common               218,329(3)        1.7%

Gerald J. Gagner        Common                 1,000(4)          *

Barry H. Golsen         Common             2,166,418(5)      16.4%
                        Voting Preferred      16,000(5)      74.2%

Jack E. Golsen          Common             3,103,420(6)      23.1%
                        Voting Preferred      20,000(6)      92.7%

David R. Goss           Common               216,585(7)       1.7%

Bernard G. Ille         Common               100,000(8)          *

Donald W. Munson        Common                 1,432(9)          *

Horace G. Rhodes        Common                 5,000(10)         *


                                   7


Jerome D. Shaffer, M.D. Common               139,363(11)      1.1%

Tony M. Shelby          Common               220,879(12)      1.7%

Directors and           Common             4,668,394(13)     34.3%
Executive Officers      Voting Preferred      20,000         92.7%
as a group number
(13 persons)
-----------------------------------
*    Less than 1%.

     (1) The Company based the information, with respect to beneficial ownership, on information furnished by each director or officer, contained in filings made with the Securities and Exchange Commission, or contained in the Company's records.

     (2) Mr. Ackerman has sole voting and dispositive power over these shares. 1,000 of these shares are held in a trust for which Mr. Ackerman is both the settlor and the trustee and in which he has the vested interest in both the corpus and income. The remaining 10,000 shares of Common Stock included herein are shares that Mr. Ackerman may acquire pursuant to currently exercisable non-qualified stock options granted to him by the Company.

     (3) The amount shown includes 10,000 shares of Common Stock that Dr. Brown may acquire pursuant to currently exercisable non-qualified stock options granted to him by the Company. The shares, with respect to which Dr. Brown shares the voting and dispositive power, consists of 122,516 shares owned by Dr. Brown's wife, 15,000 shares held jointly by Dr. Brown and his wife, 50,727 shares owned by Robert C. Brown, M.D., Inc., a corporation wholly-owned by Dr. Brown, and 20,086 shares held by the Robert C. Brown M.D., Inc. Employee Profit Sharing Plan, of which Dr. Brown serves as the trustee. The amount shown does not include 57,190 shares directly owned by the children of Dr. Brown, all of which Dr. Brown disclaims beneficial ownership.

     (4) Mr. Gagner has sole voting and dispositive power over these shares.

     (5) See footnotes (3), (4), and (6) of the table under "Security Ownership of Certain Beneficial Owners" of this item for a description of the amount and nature of the shares beneficially owned by B. Golsen, including shares he has the right to acquire within sixty (60) days.

     (6) See footnotes (3), (4), and (6) of the table under "Security Ownership of Certain Beneficial Owners" of this item for a description of the amount and nature of the shares beneficially owned by J. Golsen, including the shares he has the right to acquire within sixty (60) days.


                               8


     (7) The amount shown includes 28,000 shares that Mr. Goss has the right to acquire within sixty (60) days pursuant to options granted under the Company's stock option plans. Mr. Goss has the sole voting and dispositive power over these shares, except for 2,429 shares owned by Mr. Goss' wife, individually and/or as custodian for Mr. Goss' children. Mr. Goss disclaims beneficial ownership of the shares owned by Mr. Goss' wife.

     (8) The amount includes (i) 10,000 shares that Mr. Ille may purchase pursuant to currently exercisable non-qualified stock options, over which Mr. Ille has the sole voting and dispositive power, and (ii) 75,000 shares owned of record by Mr. Ille's wife. Mr. Ille disclaims beneficial ownership of the 75,000 shares owned by Mr. Ille's wife.

     (9) This amount includes (i) 432 shares of Common Stock that Mr. Munson has the right to acquire upon conversion of 100 shares of non-voting Series 2 Preferred that he beneficially owns, and (ii) 1,000 shares of Common Stock owned directly by Mr. Munson. Mr. Munson has sole voting and dispositive power over these shares.

     (10) Mr. Rhodes has sole voting and dispositive power over these shares.

     (11) Dr. Shaffer has the sole voting and dispositive power over these shares, which include 10,000 shares that Dr. Shaffer may purchase pursuant to currently exercisable non-qualified stock options and 4,329 shares that Dr. Shaffer has the right to acquire upon conversion of 1,000 shares of Series 2 Preferred owned by Dr. Shaffer.

     (12) Mr. Shelby has the sole voting and dispositive power over these shares, which include 28,000 shares that Mr. Shelby has the right to acquire within sixty (60) days pursuant to options granted under the Company's ISOs and 15,152 shares that Mr. Shelby has the right to acquire upon conversion of 3,500 shares of Series 2 Preferred owned by Mr. Shelby.

     (13) The amount shown includes 1,022,355 shares of Common
Stock that executive officers, directors, or entities controlled by executive officers and directors of the Company have the right to acquire within sixty (60) days.

                    ELECTION OF DIRECTORS

GENERAL.
--------

  The Board of Directors has nominated for election to the Board of Directors four (4) nominees. The nominees, Robert C. Brown, M.D., Jack E. Golsen, Horace G. Rhodes and Gerald J. Gagner are presently serving as directors of the Company. Messrs. Brown, Golsen and Rhodes are to be elected for a term of three (3) years and until their successors are duly elected, while Mr. Gagner is to be elected in the class whose term expires in 1999 and until


                              9


his successor is duly elected. If any of the nominees become unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy as the proxies will vote for the election of the person or persons recommended by the Board of Directors. The proxies cannot be voted for a greater number of persons than the number of nominees named above.

     The Certificate of Incorporation and By-laws of the Company provide for the division of the Board of Directors into three (3) classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year, with each class of directors elected for a term of three (3) years and until the shareholders elect their qualified successors. Robert C. Brown, M.D., Jack E. Golsen, Horace G. Rhodes and Gerald J. Gagner are presently serving as directors of the Company in the class whose term is expiring as of the Annual Meeting.

     The Company's By-laws provide that the Board of Directors, by resolution from time to time, may fix the number of directors that shall constitute the whole Board of Directors. The By-laws presently provide that the number of directors may consist of not less than three (3) nor more than eleven (11). The Board of Directors currently has set the number of directors at eleven
(11).

     The By-laws of the Company further provide that only persons nominated by or at the direction of: (i) the Board of Directors of the Company, or (ii) any stockholder of the Company entitled to vote for the election of the directors that complies with certain notice procedures, shall be eligible for election as a director of the Company. Any stockholder desiring to nominate any person as a director of the Company must give written notice to the Secretary of the Company at the Company's principal executive office not less than fifty (50) days prior to the date of the meeting of stockholders to elect directors; except, if less than sixty (60) days' notice or prior disclosure of the date of such meeting is given to the stockholders, then written notice by the stockholder must be received by the Secretary of the Company not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In addition, if the stockholder proposes to nominate any person, the stockholder's written notice to the Company must provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.


                              10


     The following table sets forth the name, principal occupation, business experience, age, year in which the individual first became a director, and year in which the director's term will expire for each nominee for election as a director at the Annual Meeting and all other directors whose term will continue after the Annual Meeting.

               FIRST
                  BECAME        TERM          PRINCIPAL OCCUPATION
 NAME AND AGE     A DIRECTOR    EXPIRES       AND OTHER INFORMATION
 ------------     ----------    -------       ---------------------

Nominees:
---------

Robert C. Brown,       1969       2001    Dr. Brown has practiced medicine for
M.D.,                                     many years and is Vice President and
Age 67                                    Treasurer of Plaza Medical Group,
                                          P.C.  Dr. Brown is a graduate of
                                          Tufts University and received his
                                          medical degree from Tufts
                                          University.

Gerald J. Gagner       1997        1999  Mr. Gagner, a resident of New Hope,
Age 62                                   Pennsylvania, served as President,
                                         Chief Executive Officer and director
                                         of USPCI, Inc., a New York Stock
                                         Exchange Company involved in the
                                         waste management industry, from 1984
                                         until 1988, when USPCI was acquired
                                         by Union Pacific Corporation.  From
                                         1988 to the present, Mr. Gagner has
                                         been engaged as a private investor.
                                         Mr. Gagner has served, and is
                                         presently serving, as President and
                                         a director of Dragerton Investments,
                                         Inc., which developed and sold one
                                         of the world's largest industrial
                                         waste landfills, and is presently
                                         general partner of New West
                                         Investors, L.P., which has
                                         investments principally in the
                                         financial service industry.
                                         Mr. Gagner is also a director of
                                         Automation Robotics, A.G., a German
                                         corporation.  Mr. Gagner has an
                                         engineering degree from the
                                         University of Utah.

Jack E. Golsen,      1969      2001      Mr. Golsen, founder of the Company,
Age 69                                   is Chairman of the Board and
                                         President of the Company and has
                                         served in that capacity since the
                                         inception of the Company in 1969.
                                         During 1996, Mr. Golsen was inducted
                                         into the Oklahoma Commerce and


                                      11


                                         Industry Hall of Honor as one of
                                         Oklahoma's leading industrialists.
                                         Mr. Golsen has a degree from the
                                         University of New Mexico in
                                         Biochemistry.

Horace G. Rhodes,    1996     2001       Mr. Rhodes is the managing partner
Age 70                                   of the law firm of Kerr, Irvine,
                                         Rhodes & Ables and has served in
                                         such capacity and has practiced law
                                         for a period in excess of five (5)
                                         years.  Since 1972, Mr. Rhodes has
                                         served as Executive Vice President
                                         and General Counsel for the
                                         Association of Oklahoma Life
                                         Insurance Companies and since 1982
                                         has served as Executive Vice
                                         President and General Counsel for
                                         the Oklahoma Life and Health
                                         Insurance Guaranty Association.
                                         Mr. Rhodes received his
                                         undergraduate and law degrees from
                                         the University of Oklahoma.

Other Directors:
----------------

Raymond B.           1993    1999        From 1972 until his retirement in
Ackerman,                                1992, Mr. Ackerman served as
Age 70                                   Chairman of the Board and President
                                         of Ackerman, McQueen, Inc., the
                                         largest public relations firm in
                                         Oklahoma.  Mr. Ackerman currently
                                         serves as Chairman Emeritus of
                                         Ackerman, McQueen, Inc.  Mr.
                                         Ackerman retired as a Rear Admiral
                                         from the United States Naval
                                         Reserves.  Mr. Ackerman is a
                                         graduate of Oklahoma City
                                         University, and in 1996, he was
                                         awarded an honorary doctorate from
                                         Oklahoma City University.

Barry H. Golsen     1981     2000        Mr. Golsen, L.L.B., has served as
Age 47                                   Vice Chairman of the Board of the
                                         Company since August, 1994, and for
                                         more than five (5) years has been
                                         the President of the Company's
                                         Climate Control Business.
                                         Mr. Golsen has both his
                                         undergraduate and law degrees from
                                         the University of Oklahoma.


                                    12


David R. Goss       1971      2000       Mr. Goss, a certified public
Age 57                                   accountant, is Senior Vice
                                         President-Operations of the Company
                                         and has served in substantially the
                                         same capacity for the past five (5)
                                         years.  Mr. Goss is a graduate of
                                         Rutgers University.

Bernard G. Ille,    1971        1999     Mr. Ille served as President and
Age 71                                   Chief Executive Officer of First
                                         Life Assurance Company from May,
                                         1988, until it was acquired by
                                         another company in March, 1994.  For
                                         more than five (5) years prior to
                                         joining First Life, Mr. Ille served
                                         as President of United Founders Life
                                         Insurance Company.  Mr. Ille is a
                                         director of Landmark Land Company,
                                         Inc., which was the parent company
                                         of First Life.  Mr. Ille is
                                         currently a private investor.  He is
                                         a graduate of the University of
                                         Oklahoma.

Donald W. Munson      1997       1999   Mr. Munson is a resident of England.
                                        From January, 1988, until his
                                        retirement in August, 1992, Mr.
                                        Munson served as President and Chief
                                        Operating Officer of Lennox
                                        Industries.  Prior to his election
                                        as President and Chief Operating
                                        Officer of Lennox Industries, Mr.
                                        Munson served as Executive Vice
                                        President of Lennox Industries'
                                        Canadian operation and Managing
                                        Director of Lennox Industries'
                                        European operations.  Prior to
                                        joining Lennox Industries, Mr.
                                        Munson served in various capacities
                                        with the Howden Group, a company
                                        located in the United Kingdom, and
                                        The Trane Company, including serving
                                        as the managing director of various
                                        companies within the Howden Group
                                        and Vice President-Europe for The
                                        Trane Company.  Mr. Munson is
                                        currently a consultant and
                                        international distributor for the
                                        Ducane Company, a manufacturer of
                                        certain types of residential air
                                        conditioning, air furnaces and other
                                        equipment, and is serving as a
                                        member of the Board of Directors of
                                        Multi- Clima, a French manufacturer
                                        of air-conditioning-heating


                                   13


                                         equipment, which the Company has an
                                         option to acquire.  Mr. Munson has
                                         degrees in engineering and business
                                         administration from the University
                                         of Minnesota.

Jerome D. Shaffer,   1969       2000     Dr. Shaffer, a director of the
M.D.,                                    Company since its inception, is
Age 81                                   currently a private investor.  He
                                         practiced medicine for many years
                                         until his retirement in 1987.
                                         Dr. Shaffer is a graduate of Penn
                                         State University and received his
                                         medical degree from Jefferson
                                         Medical College.

Tony M. Shelby        1971      1999    Mr. Shelby, a certified public
Age 56                                  accountant, is Senior Vice President
                                        and Chief Financial Officer of the
                                        Company, a position he has held for
                                        a period in excess of five (5)
                                        years.  Prior to becoming Senior
                                        Vice President and Chief Financial
                                        Officer of the Company, Mr. Shelby
                                        served as Chief Financial Officer of
                                        a subsidiary of the Company and was
                                        with the accounting firm of Arthur
                                        Young & Co., a predecessor to Ernst
                                        & Young.  Mr. Shelby is a graduate
                                        of Oklahoma City University.

---------------------------------

     Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cast by the holders of the voting securities of the Company, voting together as one class.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
OF THE FOUR (4) NOMINEES AS DIRECTORS OF THE COMPANY.

FAMILY RELATIONSHIPS.
---------------------

  Jack E. Golsen is the father of Barry H. Golsen and the brother-in-law of Robert C. Brown, M.D. Robert C. Brown, M.D. is the uncle of Barry H. Golsen.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS.
--------------------------------------------------

  The Company has an Executive Salary Review Committee and an
Audit Committee. The Company does not have a nominating committee. The Board of Directors nominates the nominees for election as directors of the Company.


                                14


     The Company's Executive Salary Review Committee has the authority to set the compensation of all officers of the Company. The present members of the Executive Salary Review Committee are Robert C. Brown, M.D., Bernard G. Ille, and Jerome D. Shaffer, M.D. During 1997, the Executive Salary Review Committee had one
(1) meeting.

     The Audit Committee's functions include: (a) recommending a public accounting firm for appointment by the Board of Directors for the purpose of conducting the annual audit of the Company;
(b) reviewing the recommendations of the auditors regarding internal controls and procedures; (c) reviewing from time to time the Company's general policies and procedures with respect to auditing, accounting, and the application of financial resources;
(d) reviewing all other matters and making special inquiries and investigations referred to it by the Board of Directors; and (e) making other recommendations to the Board of Directors as the Committee may deem appropriate. The members of the Audit Committee are Bernard G. Ille (Chairman), Jerome D. Shaffer, M.D., Robert C. Brown, M.D., and Horace G. Rhodes. The Audit Committee held three (3) meetings during 1997.

     The Board of Directors of the Company held six (6) meetings in 1997. During 1997, no incumbent director attended fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.
--------------------------------------------------------

  Based solely on a review of copies of the Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to 1997, or written representations that no such reports were required to be filed with the Securities and Exchange Commission, the Company believes that during 1997 all directors and officers of the Company and beneficial owners of more than ten percent (10%) of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act filed their required Forms 3, 4, or 5, as required by Section 16(a) of the Securities Exchange Act of 1934, as amended, on a timely basis, except that Mike Tepper, Senior Vice President, LSB International Operations, filed one late Form 4 to report one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
-----------------------------------------------

  A subsidiary of the Company, Hercules Energy Mfg. Corporation ("Hercules"), leases land and a building in Oklahoma City, Oklahoma from Mac Venture, Ltd. ("Mac Venture"), a limited partnership. GPC (a wholly owned subsidiary of SBL) serves as the general partner of Mac Venture. The limited partners of Mac Venture include GPC and the three children of Jack E. Golsen. See "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" above for a discussion of the stock


                               15


ownership of SBL. The land leased by Hercules from Mac Venture consists of a total of 341,000 square feet, with 44,000 square feet in the building. Hercules leases the property from Mac Venture for $7,500 per month under a triple net lease which began as of January 1, 1982, and expires on December 31, 1998.

     Northwest Internal Medicine Associates, ("Northwest") a division of Plaza Medical Group., P.C., has an agreement with the Company to perform medical examinations of the management and supervisory personnel of the Company and its subsidiaries. Under such agreement, Northwest is paid $4,000 a month to perform all such examinations. Dr. Robert C. Brown (a director of the Company) is Vice President and Treasurer of Plaza Medical Group., P.C.

     In 1983, LSB Chemical Corp. ("LSB Chemical"), a subsidiary of the Company, acquired all of the outstanding stock of El Dorado Chemical Company ("EDC") from its then four stockholders ("Ex-Stockholders"). A substantial portion of the purchase price consisted of an earnout based primarily on the annual after-tax earnings of EDC for a ten-year period. During 1989, two of the Ex-Stockholders received LSB Chemical promissory notes for a portion of their earnout, in lieu of cash, totaling approximately $896,000, payable $496,000 in January 1990, and $400,000 in May
1994. LSB Chemical agreed to a buyout of the balance of the earnout from the four Ex-Stockholders for an aggregate purchase amount of $1,231,000. LSB Chemical purchased for cash the earnout from two of the Ex-Stockholders and issued multi-year promissory notes totaling $676,000 to the other two Ex-Stockholders. Jack E. Golsen guaranteed LSB Chemical's payment obligation under the promissory notes. The unpaid balance of these notes at March 31, 1998, was $400,000.

     On October 17, 1997, Prime Financial Corporation ("Prime"), a subsidiary of the Company, borrowed from SBL, a corporation wholly owned by the spouse and children of Jack E. Golsen, Chairman of the Board and President of the Company, the principal amount of $3 million (the "Prime Loan") on an unsecured basis and payable on demand, with interest payable monthly in arrears at a variable interest rate equal to the Wall Street Journal Prime Rate plus 2% per annum. The purpose of the loan was to assist the Company by providing additional liquidity. The Company has guaranteed the Prime Loan. SBL had previously proposed purchasing a new series of the Company's voting convertible preferred stock. During the period that such proposal was being considered by a special committee of the Board of Directors of the Company, SBL entered into the Prime Loan to assist the Company's liquidity. The proposal to purchase a new series of preferred stock has been withdrawn by SBL and SBL and the Company agreed that SBL would continue the Prime Loan on an unsecured basis, payable on demand and at an annual rate of interest of 10 3/4%. During 1997, $79,600 in interest was paid on the Prime Loan, and as of April 15, 1998, the unpaid principal balance of the Prime Loan was $2.7 million.


                              16


                     EXECUTIVE COMPENSATION
                      AND OTHER INFORMATION

EXECUTIVE COMPENSATION.
-----------------------

  The following table shows the aggregate cash compensation which the Company and its subsidiaries paid or accrued to the Chief Executive Officer and each of the other four (4) most highly-paid executive officers of the Company (which includes the Vice Chairman of the Board who also serves as President of the Company's Climate Control Business). The table includes cash distributed for services rendered during 1997, plus any cash distributed during 1997 for services rendered in a prior year, less any amount relating to those services previously included in the cash compensation table for a prior year.

                          SUMMARY COMPENSATION TABLE

                                                             Long-term
                                                             Compen-
                                                             sation
                              Annual Compensation            Awards
                          ----------------------------       ----------

                                                Other                    All
                                                Annual      Securities  Other
                                                Compen-     Underlying Compen-
  Name and              Salary      Bonus       sation      Stock      sation
  Position        Year    ($)       ($)(1)      ($)(2)      Options      ($)
------------      ----  ------      ------      -------     ---------- ------

Jack E. Golsen,   1997  470,450        -           -            -         -
Chairman of the   1996  469,125        -           -       100,000        -
Board, President  1995  457,892     100,000        -            -         -
and Chief
Executive Officer

Barry H. Golsen,  1997  223,300        -           -            -         -
Vice Chairman of  1996  209,125        -           -       105,000        -
the Board of      1995  187,885      60,000        -            -         -
Directors and
President of the
Climate Control
Business

David R. Goss,    1997  187,750        -           -           -          -
Senior Vice       1996  173,300        -           -        85,000        -
President -       1995  153,022     60,000         -           -          -
Operations

Tony M. Shelby,   1997  187,750        -           -           -          -
Senior Vice       1996  173,425        -           -        85,000        -
President/Chief   1995  152,923     60,000         -           -          -
Financial Officer


                                    17


David M. Shear,   1997  162,500        -           -           -          -
Vice President/   1996  151,300        -           -        64,000        -
General Counsel   1995  137,923     40,000         -           -          -
-------------------------------

     (1) Bonuses noted are for services rendered for the prior fiscal year. No bonuses were paid to the above named executive officers for 1996 and no bonuses for 1997 performance are to be paid to the above named executive officers.

     (2) Does not include perquisites and other personal benefits, securities or property for the named executive officer in any year if the aggregate amount of such compensation for such year does not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for such year.

OPTION GRANTS IN 1997.
----------------------

  There were no grants of stock options made to the named executive officers in 1997.

AGGREGATED OPTION EXERCISES IN 1997 AND FISCAL YEAR END OPTION
VALUES.
--------------------------------------------------------------

  The following table sets forth the information concerning each exercise of stock options by each of the named executive officers during the last fiscal year and the year-end value of unexercised options:

                                                Number of          Value
                                                Securities     of Unexercised
                                                Underlying     In-the-Money
                                                Unexercised      Options at
                                                Options at     Fiscal Year End
                                                FY End (#)(3)    ($) (3) (4)
                                                -------------  ---------------
                   Shares
                    Acquired        Value
                  on Exercise       Realized    Exercisable/      Exercisable/
     Name            (#)(1)         ($) (2)     Unexercisable    Unexercisable
---------------   ------------      ---------   -------------    -------------

Jack E. Golsen       40,000           42,480    119,000/             142,313 /
                                                146,000   (5)         94,875
Barry H. Golsen       8,000            8,496     21,000/                 -   /
                                                 84,000                  -
David R. Goss          -                -        28,000/              15,563 /
                                                 68,000                  -
Tony M. Shelby         -                -        28,000/              15,563 /
                                                 68,000                  -
David M. Shear         -                -        35,800/              26,813 /
                                                 51,200                  -
-----------------------------------------

     (1) Each number represents the number of shares received by the named individual upon exercise.


                               18


     (2) The values set forth in this column are the difference between the market value of the Company's Common Stock on the date the particular option was exercised and the exercise price of such option.

     (3) The options granted under the Company's Plans become exercisable 20% after one year from date of grant, an additional
20% after two years, an additional 30% after three years, and the remaining 30% after four years.

     (4) The values are based on the difference between the price of the Company's Common Stock on the New York Stock Exchange at the close of trading on December 31, 1997 of $4.0625 per share and the exercise price of such option. The actual value realized by a named executive on the exercise of these options depends on the market value of the Company's Common Stock on the date of exercise.

     (5) The amounts shown include a non-qualified stock option covering 165,000 shares of Common Stock, which vest and are exercisable 20% on June 1, 1995, June 1, 1996, and June 1, 1997, and the remaining 40% exercisable June 1, 1998.

     OTHER PLANS.
     ------------

  The Board of Directors has adopted an LSB Industries, Inc., Employee Savings Plan (the "401(k) Plan") for the employees (including executive officers) of the Company and its subsidiaries. The 401(k) Plan is an employee contribution plan, and the Company and its subsidiaries make no contributions to the 401(k) Plan. The amount that an employee may contribute to the 401(k) Plan equals a certain percentage of the employee's compensation, with the percentage based on the employee's income and certain other criteria as required under Section 401(k) of the Internal Revenue Code. The Company or subsidiary deducts the amounts contributed to the 401(k) Plan from the employee's compensation each pay period, in accordance with the employee's instructions, and pays the amount into the 401(k) Plan for the employee's benefit. The Summary Compensation Table set forth above includes any amount contributed and deferred during the 1995, 1996, and 1997 fiscal years pursuant to the 401(k) Plan by the named executive officers of the Company.

     The Company has a death benefit plan for certain key employees. Under the plan, the designated beneficiary of an employee covered by the plan will receive a monthly benefit for a period of ten (10) years if the employee dies while in the employment of the Company or a wholly-owned subsidiary of the Company. The agreement with each employee provides, in addition to being subject to other terms and conditions set forth in the agreement, that the Company may terminate the agreement as to any employee at anytime prior to the employee's death. The Company has purchased life insurance on the life of each employee covered under the plan to provide, in large part, a source of funds for


                              19


the Company's obligations under the Plan. The Company also will fund a portion of the benefits by investing the proceeds of such insurance policy received by the Company upon the employee's death. The Company is the owner and sole beneficiary of the insurance policy, with the proceeds payable to the Company upon the death of the employee. The following table sets forth the amounts of annual benefits payable to the designated beneficiary or beneficiaries of the executive officers named in the Summary Compensation Table set forth above under the above-described death benefits plan.

                                     Amount of
          Name of Individual       Annual Payment
          ------------------       --------------
          Jack E. Golsen           $175,000
          Barry H. Golsen          $ 30,000
          David R. Goss            $ 35,000
          Tony M. Shelby           $ 35,000
          David M. Shear           $    N/A

     In addition to the above-described plans, during 1991 the Company entered into a non-qualified arrangement with certain key employees of the Company and its subsidiaries to provide compensation to such individuals in the event that they are employed by the Company or a subsidiary of the Company at age 65. Under the plan, the employee will be eligible to receive for the life of such employee, a designated benefit as set forth in the plan. In addition, if prior to attaining the age 65 the employee dies while in the employment of the Company or a subsidiary of the Company, the designated beneficiary of the employee will receive a monthly benefit for a period of ten (10) years. The agreement with each employee provides, in addition to being subject to other terms and conditions set forth in the agreement, that the Company may terminate the agreement as to any employee at any time prior to the employee's death. The Company has purchased insurance on the life of each employee covered under the plan where the Company is the owner and sole beneficiary of the insurance policy, with the proceeds payable to the Company to provide a source of funds for the Company's obligations under the plan. The Company may also fund a portion of the benefits by investing the proceeds of such insurance policies. Under the terms of the plan, if the employee becomes disabled while in the employment of the Company or a wholly-owned subsidiary of the Company, the employee may request the Company to cash-in any life insurance on the life of such employee purchased to fund the Company's obligations under the plan. Jack E. Golsen does not participate in the plan. The following table sets forth the amounts of annual benefits payable to the executive officers named in the Summary Compensation Table set forth above under such retirement plan.


                              20


                                     Amount of
     Name of Individual            Annual Payment
     ------------------            -------------
     Barry H. Golsen                 $17,480
     David R. Goss                   $17,403
     Tony M. Shelby                  $15,605
     David M. Shear                  $17,822

     COMPENSATION OF DIRECTORS.
     --------------------------

  In 1997, the Company compensated each non-management director of the Company for his services in the amount of $4,500, with the exception of Messrs. Gagner and Munson who were not elected to the Board until June 1997. The non-management directors of the Company also received $500 for every meeting of the Board of Directors attended during 1997. For 1997, $2,250 has been paid or accrued for the benefit of Messrs. Gagner and Munson for their services as members of the Board of Directors for the period from their election to the Board until December 31, 1997. Each member of the Audit Committee, consisting of Messrs. Rhodes, Ille, Brown, and Shaffer, received an additional $20,000 for his services in 1997. Each member of the Public Relations and Marketing Committee, consisting of Messrs. Ackerman and Ille, received an additional $20,000 for his services in 1997. During 1997, the Board of Directors established a special committee of the Board of Directors for European business development (the "European Operations Committee") and elected Mr. Munson as a member of that committee. Mr. Munson is to receive an additional $20,000 annually for his services as a member of that committee. During 1997, Mr. Munson was paid $20,000 for his services on the European Operations Committee.

     In September 1993, the Company adopted the 1993 Non-Employee Director Stock Option Plan (the "Outside Director Plan"). The Outside Director Plan authorizes the grant of non-qualified stock options to each member of the Company's Board of Directors who is not an officer or employee of the Company or its subsidiaries. The maximum shares for which options may be issued under the Outside Director Plan will be 150,000 shares (subject to adjustment as provided in the Outside Director Plan). The Company shall automatically grant to each outside director an option to acquire 5,000 shares of the Company's Common Stock on April 30 following the end of each of the Company's fiscal years in which the Company realizes net income of $9.2 million or more for such fiscal year. The exercise price for an option granted under the Outside Director Plan shall be the fair market value of the shares of Common Stock at the time the option is granted. Each option granted under the Outside Director Plan, to the extent not exercised, shall terminate upon the earlier of the termination of the outside director as a member of the Company's Board of Directors or the fifth anniversary of the date such option was granted. On April 30, 1995, options to acquire 5,000 shares of Common Stock were granted under this plan to each of Messrs. Ille, Brown, Shaffer, and Ackerman, at a per share exercise price of $5.375. The Company did not grant options under the Outside Director Plan in April, 1996, 1997, or 1998.


                               21


     During April 1998, each of the outside directors of the Company (Messrs. Ackerman, Brown, Gagner, Ille, Munson, Rhodes and Shaffer) was granted a non-qualified stock option for the purchase of up to 15,000 shares of Common Stock at an exercise price of $4.1875 per share, which was the closing price for the Company's Common Stock as quoted on the New York Stock Exchange as of the date of grant. These non-qualified options terminate at the earlier of (i) five years from the date of grant or (ii) upon an optionee ceasing to be a director of the Company, (other than if the optionee dies while a director, then the optionee's representative has the right to exercise such option within the lesser of (i) twelve months from the date of death or (ii) expiration of five years from date of grant), and are exercisable, in whole or in part, at anytime after six months from the date of grant prior to termination of the options.

     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS.
-----------------------------------------------------------

(A) TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS. The Company has entered into severance agreements with Jack
     E. Golsen, Barry H. Golsen, Tony M. Shelby, David R. Goss, David M. Shear, and certain other officers of the Company and subsidiaries of the Company.

     Each severance agreement provides (among other things) that if, within twenty-four (24) months after the occurrence of a change in control (as defined) of the Company, the Company terminates the officer's employment other than for cause (as defined), or the officer terminates his employment for good reason (as defined), the Company must pay the officer an amount equal to 2.9 times the officer's base amount (as defined). The phrase "base amount" means the average annual gross compensation paid by the Company to the officer and includable in the officer's gross income during the period consisting of the most recent five (5) year period immediately preceding the change in control. If the officer has been employed by the Company for less than 5 years, the base amount is calculated with respect to the most recent number of taxable years ending before the change in control that the officer worked for the Company.

     The severance agreements provide that a "change in control" means a change in control of the Company of a nature that would require the filing of a Form 8-K with the Securities and Exchange Commission and, in any event, would mean when:
     (1) any individual, firm, corporation, entity, or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company's outstanding voting securities having the right to vote for the election of directors, except acquisitions by: (a) any person, firm,


                              22


     corporation, entity, or group which, as of the date of the severance agreement, has that ownership, or (b) Jack E. Golsen, his wife; his children and the spouses of his children; his estate; executor or administrator of any estate, guardian or custodian for Jack E. Golsen, his wife, his children, or the spouses of his children, any corporation, trust, partnership, or other entity of which Jack E. Golsen, his wife, children, or the spouses of his children own at least eighty percent (80%) of the outstanding beneficial voting or equity interests, directly or indirectly, either by any one or more of the above-described persons, entities, or estates; and certain affiliates and associates of any of the above-described persons, entities, or estates; (2) individuals who, as of the date of the severance agreement, constitute the Board of Directors of the Company (the "Incumbent Board") and who cease for any reason to constitute a majority of the Board of Directors except that any person becoming a director subsequent to the date of the severance agreement, whose election or nomination for election is approved by a majority of the Incumbent Board (with certain limited exceptions), will constitute a member of the Incumbent Board; or (3) the sale by the Company of all or substantially all of its assets.

     Except for the severance agreement with Jack E. Golsen, the termination of an officer's employment with the Company "for cause" means termination because of: (a) the mental or physical disability from performing the officer's duties for a period of one hundred twenty (120) consecutive days or one hundred eighty days (even though not consecutive) within a three hundred sixty (360) day period; (b) the conviction of a felony; (c) the embezzlement by the officer of Company assets resulting in substantial personal enrichment of the officer at the expense of the Company; or (d) the willful failure (when not mentally or physically disabled) to follow a direct written order from the Company's Board of Directors within the reasonable scope of the officer's duties performed during the sixty (60) day period prior to the change in control. The definition of "Cause" contained in the severance agreement with Jack E. Golsen means termination because of: (a) the conviction of Mr. Golsen of a felony involving moral turpitude after all appeals have been completed; or (b) if due to Mr. Golsen's serious, willful, gross misconduct or willful, gross neglect of his duties has resulted in material damages to the Company and its subsidiaries, taken as a whole, provided that (i) no action or failure to act by Mr. Golsen will constitute a reason for termination if he believed, in good faith, that such action or failure to act was in the Company's or its subsidiaries' best interest, and (ii) failure of Mr. Golsen to perform his duties hereunder due to disability shall not be considered willful, gross misconduct or willful, gross negligence of his duties for any purpose.


                              23


     The termination of an officer's employment with the Company for "good reason" means termination because of (a) the assignment to the officer of duties inconsistent with the officer's position, authority, duties, or responsibilities during the sixty (60) day period immediately preceding the change in control of the Company or any other action which results in the diminishment of those duties, position, authority, or responsibilities; (b) the relocation of the officer; (c) any purported termination by the Company of the officer's employment with the Company otherwise than as permitted by the severance agreement; or (d) in the event of a change in control of the Company, the failure of the successor or parent company to agree, in form and substance satisfactory to the officer, to assume (as to a successor) or guarantee (as to a parent) the severance agreement as if no change in control had occurred.

     Except for the severance agreement with Jack E. Golsen, each severance agreement runs until the earlier of: (a) three years after the date of the severance agreement, or (b) the officer's normal retirement date from the Company; however, beginning on the first anniversary of the severance agreement and on each annual anniversary thereafter, the term of the severance agreement automatically extends for an additional one-year period, unless the Company gives notice otherwise at least sixty (60) days prior to the anniversary date. The severance agreement with Jack E. Golsen is effective for a period of three (3) years from the date of the severance agreement; except that, commencing on the date one (1) year after the date of such severance agreement and on each annual anniversary thereafter, the term of such severance agreement shall be automatically extended so as to terminate three (3) years from such renewal date, unless the Company gives notices otherwise at least one (1) year prior to the renewal date.

     Effective June 1, 1994, the Company extended until June 1, 1999, the option period of a nonqualified stock option previously granted to Jack E. Golsen for the purchase of 165,000 shares of the Company's Common Stock at an exercise price of $2.625 per share (the "Extended NQSO"). The Extended NQSO vests and becomes exercisable at twenty percent (20%) per year on June 1, 1995, 1996, and 1997, and the remaining forty percent (40%) becomes exercisable on June 1, 1998. The terms of the Extended NQSO provide, in part, that the Extended NQSO shall become immediately exercisable upon a change in control of the Company. A "change in control" for purposes of the Extended NQSO, shall be deemed to have occurred upon any of the following events:
     (i) consummation of any of the following transactions: any merger, recapitalization, or other business combination of the Company pursuant to which the Company is the non-surviving corporation, unless the majority of the holders of Common Stock immediately prior to such transaction will own


                              24


     at least fifty percent (50%) of the total voting power of the then outstanding securities of the surviving corporation immediately after such transaction; (ii) a transaction in which any person, corporation, or other entity (A) shall purchase any Common Stock pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors or (B) shall become the "beneficial owner" (as such term is defined in Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended) of securities of the Company representing fifty percent (50%) or more of the total voting power of the then outstanding securities of the Company; or (iii) if, during any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the entire Board of Directors and any new director whose election by the Board of Directors, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously approved, cease for any reason to constitute a majority thereof.

(B) EMPLOYMENT AGREEMENT. In March 1996, the Company entered into an employment agreement with Jack E. Golsen. The employment agreement requires the Company to employ Jack E. Golsen as an executive officer of the Company for an initial term of three (3) years and provides for two (2) automatic renewals of three (3) years each unless terminated by either party by the giving of written notice at least one (1) year prior to the end of the initial or first renewal period, whichever is applicable. Under the terms of such employment agreement, Mr. Golsen shall be paid (i) an annual base salary at his 1995 base rate, as adjusted from time to time by the Compensation Committee, but such shall never be adjusted to an amount less than Mr. Golsen's 1995 base salary, (ii) an annual bonus in an amount as determined by the Compensation Committee, and (iii) receive from the Company certain other fringe benefits. The employment agreement provides that Mr. Golsen's employment may not be terminated, except (i) upon conviction of a felony involving moral turpitude after all appeals have been exhausted, (ii) Mr. Golsen's serious, willful, gross misconduct or willful, gross negligence of duties resulting in material damage to the Company and its subsidiaries, taken as a whole, unless Mr. Golsen believed, in good faith, that such action or failure to act was in the Company's or its subsidiaries' best interest, and (iii) Mr. Golsen's death; provided, however, no such termination under (i) or (ii) above may occur unless and until the Company has delivered to Mr. Golsen a resolution duly adopted by an affirmative vote of three-fourths of the entire membership of the Board of Directors at a meeting called for such purpose after reasonable notice given to Mr. Golsen finding, in good


                              25


     faith, that Mr. Golsen violated (i) or (ii) above.  If
     Mr. Golsen's employment is terminated in breach of this Agreement, then he shall, in addition to his other rights and remedies, receive and the Company shall pay to Mr. Golsen (i) in a lump sum cash payment, on the date of termination, a sum equal to the amount of Mr. Golsen's annual base salary at the time of such termination and the amount of the last bonus paid to Mr. Golsen prior to such termination times (a) the number of years remaining under the employment agreement or (b) four (4) if such termination occurs during the last twelve (12) months of the initial period or the first renewal period, and (ii) provide to Mr. Golsen all of the fringe benefits that the Company was obligated to provide during his employment under the employment agreement for the remainder of the term of the employment agreement, or, if terminated at any time during the last twelve (12) months of the initial period or first renewal period, then during the remainder of the term and the next renewal period.

     If there is a change in control (as defined in the severance agreement between Mr. Golsen and the Company) and within twenty-four (24) months after such change in control
     Mr. Golsen is terminated, other than for Cause (as defined in the severance agreement), then in such event, the severance agreement between Mr. Golsen and the Company shall be controlling.

     In the event Mr. Golsen becomes disabled and is not able to perform his duties under the employment agreement as a result thereof for a period of twelve (12) consecutive months within any two (2) year period, the Company shall pay Mr. Golsen his full salary for the remainder of the term of the employment agreement and thereafter sixty percent (60%) of such salary until Mr. Golsen's death.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.
     ------------------------------------------------------------

     The Company's Executive Salary Review Committee has the authority to set the compensation of all officers of the Company. This Committee generally considers and approves the recommendations of the President, other than the compensation payable to the President. The members of the Executive Salary Review Committee are the following non-management directors:
Robert C. Brown, M.D., Jerome D. Shaffer, M.D., and Bernard G. Ille. During 1997, the Executive Salary Review Committee had one
(1) meeting.

     See "Compensation of Directors" for information concerning compensation paid and options granted to non-employee directors of the Company during 1997 for services as a director to the Company.


                               26


     REPORT OF EXECUTIVE SALARY REVIEW COMMITTEE.
     --------------------------------------------

  The following report by the Executive Salary Review Committee required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement shall not be considered incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

GENERAL. The Executive Salary Review Committee ("Committee") is presently comprised of three (3) directors of the Company, who are not current or former employees of the Company. See "Compensation Committee Interlocks and Insider Participation." The Committee is responsible for reviewing and approving the compensation paid to executive officers of the Company.

COMPENSATION POLICY FOR EXECUTIVE OFFICERS. Although the Committee has not established specific quantitative compensation policies for executive officers of the Company, including the President-Chief Executive Officer, the Committee reviews each executive officer's performance on behalf of the Company during the last preceding year in establishing the executive officer's bonus for such year, if any, and any increase or decreases to such executive officers' compensation for the next year. The guiding principle of the Committee is based on the following objectives: (i) to attract and retain qualified executives in a highly competitive environment who will play significant roles in achieving the Company's goals; (ii) to reward executives for strategic management and the long-term enhancement of shareholder value; (iii) to create a performance-oriented environment that rewards performance with respect to financial and operational goals of the Company; and, (iv) motivate executives to protect the interests of the Company in all situations. The key elements of the Company's executive compensation program have consisted of a base salary, bonus and stock options.

     As to the compensation (salary and bonus) paid or payable to executive officers, other than the President-Chief Executive Officer, the President-Chief Executive Officer makes a recommendation to the Committee. The Committee considers such recommendations. The President-Chief Executive Officer's recommendation with respect to base salary and the Committee's approval or disapproval of such recommendation is primarily based on the objectives set forth above. With respect to bonus compensation, such recommendation by the President - Chief Executive Officer and approval is closely tied to the individual's performance and the Company's financial performance.


                              27


     Jack E. Golsen has been President and Chief Executive Officer of the Company since its formation in 1969. In setting Mr. Golsen's salary and bonus, the Committee takes into account shareholder value, which he helped create, and the fact that Mr. Golsen initiated and continues to spearhead the strategy of expanding and diversifying the Company through internal growth, acquisitions, redeployment of assets and personnel and development of international markets. Due to losses sustained by the Company in 1995, 1996 and 1997, increases in Mr. Golsen's annual salary for 1995, 1996 and 1997 were nominal. In March 1996, the Company entered into an employment agreement with Mr. Golsen, which employment agreement set Mr. Golsen's salary at his 1995 base rate, as adjusted from time to time by the Committee. See "Executive Compensation and Other Information - Employment Contracts and Termination of Employment and Change in Control Arrangements".

     Bonuses, if any, are paid to executive officers in arrears for performance during the previous fiscal year. Due to the Company's performance in 1995, 1996 and 1997, no bonuses were paid or will be paid, for 1996 or 1997 performance to the executive officers of the Company, including Jack E. Golsen. The Committee considers the payment of bonuses to be consistent with the goals set forth above.

     The Company has had a practice of granting stock options to the President-Chief Executive Officer and other executive officers of the Company. This practice is founded on the belief that stock options offer executive officers a valuable incentive to achieve increased profitability of the Company in order to enhance shareholder value. There are no specific factors used to determine the number of options granted or to the timing of such grants; however, certain criteria are considered such as length of service, level of responsibility, and the achievement of the Company's earnings objective.

                    MEMBERS OF THE COMMITTEE:

                    Bernard G. Ille, Chairman
                    Robert C. Brown, M.D.
                    Jerome D. Shaffer, M.D.

     FIVE YEAR TOTAL SHAREHOLDER RETURN GRAPH.
     -----------------------------------------

  Due to the constraints of the EDGAR system, the performance graph (in a line graph format) has been omitted. The following table has been provided to take its place in the EDGAR filing. The following table compares the yearly percentage change in the cumulative total shareholder return assuming reinvestment of dividends, if any, of (i) the Company, (ii) a composite index ("Peer Group") comprised of a peer group of entities from two distinct industries which represent the Company's two primary lines of business (Chemical and Climate Control), and (iii) the New York Stock Exchange Market Value Index ("Broad Market"). The table set forth below covers the period from year-end 1992 through year-end 1997.


                               28


                                         FISCAL YEAR ENDING

                           1992   1993     1994     1995     1996     1997
                           ----  -------  ------   ------   ------   ------

  LSB INDUSTRIES, INC.    100   142.66    92.27    65.37    68.03    62.28
  PEER GROUP              100   112.11   110.95   134.15   153.21   167.16
  BROAD MARKET            100   113.54   111.33   144.36   173.90   228.78

  Assumes $100 invested at year-end 1992 in the Company, the Peer Group, and the Broad Market.

  The Peer Group was developed for the Company by Media General Financial Services and is comprised of certain companies that have Standard Industrial Classification ("SIC") codes which the Company believes correspond to the Company's primary lines of business. The companies which comprise the Peer Group are listed on Exhibit "A" to this Proxy Statement. The Peer Group is comprised of (a) chemical companies having SIC codes 102 (sulfuric and nitrate) and 103 (specialty chemicals); and (b) climate control companies having SIC code 059 (plumbing, heating, and air conditioning), and is provided for comparison to the Company's two primary lines of business, Chemical and Climate Control. The Broad Market line is provided as a result of the Company's Common Stock being listed on the New York Stock Exchange. The Company has been advised that the cumulative total return of each component company in the Peer Group has been weighted according to the respective company's stock market capitalization. In light of the Company's unique industry diversification, the Company believes that the Peer Group is appropriate for comparison to the Company.

  The above Five-Year Total Shareholder Return Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.


                              29


                SELECTION OF INDEPENDENT AUDITORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
AND RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG LLP.

     The Board of Directors, based on the recommendation of the Audit Committee, has recommended, subject to ratification by the shareholders, the firm of Ernst & Young LLP, certified public accountants, ("Ernst & Young") as the Company's auditors for 1998, subject to the approval and ratification by the stockholders. Ernst & Young (or its predecessor, Arthur Young & Company) has served as the Company's auditors for a period in excess of five (5) years, including the fiscal year most recently completed.

     In line with past practices, it is expected that one or more representatives of Ernst & Young will attend the Annual Meeting and will be available to respond to appropriate questions or make a statement should they desire to do so.


                              30


                          OTHER MATTERS

     The Board of Directors knows of no other matters which may come before the Annual Meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

     Pursuant to the By-laws of the Company, only such business shall be conducted at the Annual Meeting as shall have been brought before the meeting (i) by or at the direction of the Board of Directors of the Company, or (ii) by any stockholder of the Company who is entitled to vote at the Annual Meeting and who complies with the following notice requirements. No business may be properly brought before the Annual Meeting by a stockholder unless the stockholder gives written notice to the Secretary of the Company of the business to be presented at the Annual Meeting not less than fifty (50) days prior to the date of the Annual Meeting (or in the event that less than sixty (60) days notice, or public disclosure of the date of the Annual Meeting, is given or made to stockholders, written notice by the stockholder must be received by the Secretary of the Company not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public disclosure was made). The written notice must set forth: (i) a brief description of the business desired to be presented before the Annual Meeting and reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business,
(iii) the class and number of shares of the Company's voting stock beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business.

                                    LSB INDUSTRIES, INC.
                                    BY ORDER OF
                                    THE BOARD OF DIRECTORS

DATE:  MAY 26, 1998

                                    DAVID M. SHEAR
                                    SECRETARY


                               31


                             Exhibit "A"
AAON INC                           INTERNAT FLAVORS & FRAG
ACR GROUP INC                      IVAX CORP
ADM TRONICS UNLIMITED              KINARK CORP
AGRIUM INC                         KYZEN CORP CL A
AIRGAS INC                         LANCER CORP
ALBEMARLE CORP                     LAWTER INTERNAT INC
ALCIDE CORP                        LEARONAL INC
AMCOL INTERNATIONAL CORP           LESCO INC
AMERICAN RESIDENTL SVCS            LSB INDUSTRIES INC
AMERICAN STANDARD COS              LUBRIZOL CORP
ARROW-MAGNOLIA INTERNAT            MACDERMID INC
BALCHEM CORP                       MACE SECURITY INTERNAT
BEARD CO                           MALLINCKRODT INC
BETZ DEARBORN INC                  MASCO CORP
BOC GROUP PLC ADS                  MEDTOX SCIENTIFIC INC
BUSH BOAKE ALLEN INC               MESTEK INC
CAMBREX CORP                       METALCLAD CORP
CARBIDE/GRAPHITE GRP INC           MINERALS TECHNOLOGIES
CATALYTICA INC                     MONTEDISON SPA ADR ORD
CFC INTERNATIONAL INC              MORTON INTERNAT INC
CHEMED CORP                        MYCOGEN CORP
CHEMFIRST INC                      N-VIRO INTERNAT CORP
CLEAN DIESEL TECH INC              NALCO CHEMICAL CO
CONSEP INC                         NCH CORP
CONTINENTAL MATERIALS CP           NORSK HYDRO AS ADR
CROMPTON & KNOWLES CORP            NORTHERN TECHNOLOGY
CYANOTECH CORP                     NUCLEAR METALS INC
CYTEC INDUSTRIES INC               NUCO2 INC
DANAHER CORP                       OCAL INC
DETREX CORPORATION                 OM GROUP INC
DEXTER CORP                        P&F INDUSTRIES CL A
DUALSTAR TECHNOLOGIES CP           PENFORD CORP
DWYER GROUP INC                    PHOSPHATE RESOURCE PTNRS
DYNAMOTIVE TECHNOLOGIES            POLYDEX PHARMACEUTICALS
ECOGEN INC                         PRAXAIR INC
ECOSCIENCE CORP                    QUAKER CHEMCIAL CORP
ENERGY BIOSYSTEMS CORP             RINGER CORP
ENVIRON TECHNOLOGY CORP            RONSON CORP
EPL TECHNOLOGIES INC               SCOTSMAN INDUSTRIES INC
FERRO CORP                         SCOTT'S LIQUID GOLD INC
FLAMEMASTER CORP                   SERVICE EXPERTS INC
GENERAL CHEMICAL GROUP             SIGMA-ALDRICH CORP
GREAT LAKES CHEMICAL CP            SOCIEDAD QUIMICA CHILE
H.B. FULLER CO                     STAKE TECHNOL LTD
H.E.R.C. PRODUCTS INC              STANDEX INTERNAT CORP
HAUSER INC (CO)                    STARMET CORP
HAWKINS CHEMICAL INC               SYBRON CHEMCIAL INC
HIGH PLAINS CORP                   SYNTHETECH INC
HUNTINGDON LIFE SCIENCES           TEAM INC
ICC TECHNOLOGIES INC               TECUMSEH PRODUCTS CL A
IMC GLOBAL INC                     TECUMSEH PRODUCTS CL B
INTERNAT COMFORT PRD CP            TERRA INDUSTRIES INC
33/34